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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Office Depot on Form S-4 of our report dated February 12, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 27, 1997, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Miami, Florida
July 20, 1998